Pittston Brink's Group Earns
                       $.40 Per Share in the First Quarter

Richmond, VA - April 24, 1997 - The Pittston Brink's Group (NYSE-PZB), The Pittston Company's class of common stock which reflects the performance of Brink's, Incorporated and Brink's Home Security, Inc., recorded net income of $15.3 million, or $.40 per share, in the first quarter, a 30% improvement over the $11.8 million, or $.31 per share, earned in the first quarter of 1996.

Brink's, Incorporated (Brink's)
Brink's worldwide consolidated revenues totaled $209.2 million in the first quarter of 1997, a 19% increase over the $175.9 million in the comparable period in 1996. Operating profits totaled $15.8 million, 68% higher than the $9.4 million recorded in the prior year's quarter.

Revenues from North American operations (U. S. and Canada) rose to $110.8 million in the first quarter, 13% higher than in the comparable period in 1996. First quarter operating profits of $7.8 million were 31% above the prior year's quarter due to the improved results achieved by the armored car operations, which includes ATM servicing, and improved currency processing operations. Brink's continues to benefit from the consolidation of the U. S. banking industry, greater demand for its security services (in particular ATM servicing requirements) and more efficient utilization of its asset base.

Consolidated international subsidiaries' revenues of $98.4 million were 27% higher than the $77.7 million generated in the first quarter of 1996. More than one-half of the increase in revenues reflects the first quarter 1997 acquisition of a majority interest in Brink's Venezuelan affiliate, in which Brink's previously owned a 15% interest. Brink's now owns 61% of the Venezuelan operation. Operating profits from international subsidiaries and affiliates of $8.0 million were 135% higher than the $3.4 million earned in the 1996 period. The strong improvement in operating profits was attributable to Latin American operations, particularly Venezuela, Colombia and, to a lesser extent, Mexico. Europe's results were in line with the prior year as improvements in Holland and Belgium were largely offset by the unfavorable results of the 38%-owned affiliate in France. Interest expense and minority interest associated with the Venezuelan acquisition amounted to approximately $2 million and largely offset operating profits from this operation. The Venezuelan operation's results are consistent with the plan announced at the time of the acquisition. Interest expense is expected to decline substantially as the acquisition debt is reduced during the next few years.

Brink's Home Security, Inc. (BHS)
Brink's Home Security's revenues totaled $42.2 million in the first quarter, a 15% increase over the comparable period in 1996. Operating profits of $12.8 million were also up 15%. Monitoring revenues increased as a result of the greater number of subscribers and higher monitoring fees. Installation revenues declined and marketing and sales costs increased from the first quarter of 1996 reflecting aggressive pricing and marketing by competitors. As a result, net installation and marketing costs incurred and expensed increased approximately $1.4 million from 1996's first quarter.

Brink's Home Security installed 25,590 new subscribers during the quarter and the subscriber base totaled 464,007 customers on March 31, 1997, a 17% increase from the number of subscribers at the end of the first quarter of 1996. As a result, annualized service revenues increased 20% to $132.6 million as of March 31, 1997. Brink's Home Security expanded operations into two new markets in the first quarter - Montgomery, Alabama and Little Rock, Arkansas.

BHS continues to experience what it believes is one of the highest customer retention rates in the industry as evidenced by the 93% annualized retention rate in the first quarter. Almost 50% of its customers installed more than ten years ago remain as subscribers. BHS's depreciation practices, which were established early in BHS's experience, had the effect of essentially entirely depreciating capitalized subscriber installation expenditures within eight years. Accordingly, many subscribers were no longer being depreciated, while other subscribers were being depreciated on an accelerated basis. In order to more accurately match depreciation expense with revenue generated from customers over the demonstrated customer experience, BHS adjusted its annual depreciation rate for capitalized subscribers' installation costs beginning in 1997. BHS will continue its practice of fully depreciating any remaining capitalized costs in the year subscribers disconnect. This change in accounting estimate reduced depreciation expense for capitalized installation costs in the first quarter by $2.1 million.

Financial - Consolidated
The Pittston Company reported net income of $21.3 million in the first quarter compared to $18.6 million recorded in the comparable period in 1996. Results in 1996 included a net after tax benefit of $5.1 million from three non-recurring items: a benefit from the settlement of a lawsuit, the reversal of excess restructuring liabilities and a charge related to the implementation of SFAS
121. Consolidated cash flow from operating activities amounted to $23.8 million in 1997's first quarter. Total debt at March 31, 1997 increased to $276.5 million from $196.0 million at year-end 1996, primarily as a result of the acquisition by Brink's, Incorporated of a majority interest in its Venezuelan affiliate.

During the first quarter of 1997, the Company purchased 153,000 shares of Pittston Brink's Group Common Stock and 132,100 shares of Pittston Burlington Group Common Stock at a total cost of $6.5 million. The Company has the remaining authority to repurchase over time up to 1.1 million shares of Pittston Brink's Group Common Stock, 1.3 million shares of Pittston Burlington Group Common Stock, 1.0 million Pittston Minerals Group Common Stock, and an additional $15 million of The Pittston Company Series C Convertible Preferred Stock.

                                   **********

Pittston Brink's Group Common Stock (NYSE-PZB), Pittston Burlington Group Common Stock (NYSE-PZX) and Pittston Minerals Group Common Stock (NYSE- PZM) represent the three classes of common stock of The Pittston Company, a diversified company with interests in security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group), global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group) and mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group). Copies of the Pittston Burlington Group and Pittston Minerals Group earnings releases are available upon request.





                             Pittston Brink's Group
                           Supplemental Financial Data
                                   (Unaudited)




                              BRINK'S, INCORPORATED




                                                         Quarter Ended March 31
(In thousands)                                            1997             1996
-------------------------------------------------------------------------------

OPERATING REVENUES
North America (United States and Canada)          $ 110,772              98,180
International subsidiaries                           98,427              77,674
-------------------------------------------------------------------------------

Total operating revenues                          $ 209,199             175,854
-------------------------------------------------------------------------------


OPERATING PROFIT
North America (United States and Canada)              7,754               5,930
International operations                              8,047               3,448
-------------------------------------------------------------------------------

Total operating profit                            $  15,801               9,378
-------------------------------------------------------------------------------


Depreciation and amortization                         7,547               6,029
-------------------------------------------------------------------------------




                          BRINK'S HOME SECURITY, INC.



Quarter Ended March 31
(Dollars in thousands)                                 1997                1996
-------------------------------------------------------------------------------


OPERATING REVENUES                                $  42,185              36,706


OPERATING PROFIT                                  $  12,779              11,102


DEPRECIATION AND AMORTIZATION                     $   6,666               6,822


Annualized recurring revenues*                    $ 132,598             110,191

Number of Subscribers:
Beginning of period                                 446,505             378,659
Installations                                        25,590              24,256
Disconnects                                          (8,088)             (7,239)
-------------------------------------------------------------------------------

End of period                                       464,007             395,676
-------------------------------------------------------------------------------




-------------
*  Annualized   recurring  revenues  are  calculated  based  on  the  number  of subscribers at period end multiplied by the average fee per subscriber  received in the last month for monitoring, maintenance and related services.





                             Pittston Brink's Group
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




(In thousands, except                                        Quarter Ended March 31
per share data)                                            1997                1996
-----------------------------------------------------------------------------------


Operating revenues                                    $ 251,384             212,560
-----------------------------------------------------------------------------------


Operating expenses                                      187,908             162,566
Selling, general and administrative expenses             36,063              30,575
-----------------------------------------------------------------------------------

Total costs and expenses                                223,971             193,141
-----------------------------------------------------------------------------------


Other operating expense, net                               (621)               (494)
-----------------------------------------------------------------------------------


Operating profit                                         26,792              18,925
Interest income                                             653                 234
Interest expense                                         (2,239)               (467)
Other expense, net                                       (1,658)             (1,017)
-----------------------------------------------------------------------------------

Income before income taxes                               23,548              17,675
Provision for income taxes                                8,242               5,836
-----------------------------------------------------------------------------------

Net income                                            $  15,306              11,839
-----------------------------------------------------------------------------------


Net income per common share                           $     .40                 .31
-----------------------------------------------------------------------------------


Average common shares outstanding                        38,189              38,057
-----------------------------------------------------------------------------------





                              SEGMENT INFORMATION




Operating revenues:
Brink's                                               $ 209,199             175,854
BHS                                                      42,185              36,706
-----------------------------------------------------------------------------------

Total operating revenues                              $ 251,384             212,560
-----------------------------------------------------------------------------------


Operating profit:
Brink's                                               $  15,801               9,378
BHS                                                      12,779              11,102
-----------------------------------------------------------------------------------

Segment operating profit                                 28,580              20,480
General corporate expense                                (1,788)             (1,555)
-----------------------------------------------------------------------------------

Total operating profit                                $  26,792              18,925
-----------------------------------------------------------------------------------


See accompanying notes.







                             Pittston Brink's Group
                            CONDENSED BALANCE SHEETS




                                                                     March 31       December 31
(In thousands)                                                           1997              1996
-----------------------------------------------------------------------------------------------
                                                                  (Unaudited)
Assets

Current assets:
Cash and cash equivalents                                            $ 28,957            20,012
Accounts receivable, net of estimated amounts uncollectible           138,230           124,928
Inventories and other current assets                                   41,034            45,117
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

Total current assets                                                  208,221           190,057

Property, plant and equipment, at cost, net of
accumulated depreciation and amortization                             289,273           256,759
Intangibles, net of amortization                                       23,555            28,162
Other assets                                                           85,722            76,687
-----------------------------------------------------------------------------------------------


Total assets                                                         $606,771           551,665
-----------------------------------------------------------------------------------------------


Liabilities and Shareholder's Equity

Current liabilities                                                  $140,585           139,392
Long-term debt, less current maturities                                45,254             5,542
Other liabilities                                                      97,550            93,353
-----------------------------------------------------------------------------------------------

Total liabilities                                                     283,389           238,287

Shareholder's equity                                                  323,382           313,378
-----------------------------------------------------------------------------------------------


Total liabilities and shareholder's equity                           $606,771           551,665
-----------------------------------------------------------------------------------------------


See accompanying notes.







                             Pittston Brink's Group
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                      Quarter Ended March 31
(In thousands)                                                       1997               1996
--------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                       $ 15,306             11,839
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization                                      14,260             12,886
Other, net                                                          5,036              1,174
Changes in operating assets and liabilities:
Decrease in receivables                                             2,572              6,811
Increase in inventories and other current assets                   (3,888)            (3,666)
Decrease in current liabilities                                    (6,015)            (1,227)
Other, net                                                         (4,461)              (414)
--------------------------------------------------------------------------------------------

Net cash provided by operating activities                          22,810             27,403
--------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                        (26,367)           (21,715)
Proceeds from disposal of property, plant and equipment             2,291                110
Acquisitions, net of cash acquired                                (53,303)                --
Other, net                                                         10,558                762
--------------------------------------------------------------------------------------------

Net cash used by investing activities                             (66,821)           (20,843)
--------------------------------------------------------------------------------------------


Cash flows from financing activities:
Net additions to (reductions of) debt                              45,080             (3,530)
Payments from (to) Minerals Group                                  11,685             (5,049)
Share and other equity activity                                    (3,809)            (1,569)
--------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                   52,956            (10,148)
--------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents                8,945             (3,588)
Cash and cash equivalents at beginning of period                   20,012             21,977
--------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                       $ 28,957             18,389
--------------------------------------------------------------------------------------------


See accompanying notes.







                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)




(In thousands, except                                        Quarter Ended March 31
per share amounts)                                         1997                1996
-----------------------------------------------------------------------------------


Net sales                                             $ 158,883             170,252
Operating revenues                                      622,793             560,655
-----------------------------------------------------------------------------------

Net sales and operating revenues                        781,676             730,907
-----------------------------------------------------------------------------------


Cost of sales                                           153,412             195,885
Operating expenses                                      518,819             473,066
Restructuring and other credits, including
litigation accrual                                           --             (37,758)
Selling, general and administrative expenses             75,643              72,296
-----------------------------------------------------------------------------------

Total costs and expenses                                747,874             703,489
-----------------------------------------------------------------------------------


Other operating income                                    3,576               2,815
-----------------------------------------------------------------------------------

Operating profit                                         37,378              30,233

Interest income                                           1,019                 525
Interest expense                                         (5,564)             (3,745)
Other expense, net                                       (2,389)             (2,397)
-----------------------------------------------------------------------------------

Income before income taxes                               30,444              24,616
Provision for income taxes                                9,103               5,996
-----------------------------------------------------------------------------------

Net income                                               21,341              18,620
Preferred stock dividends, net                             (901)             (1,065)
-----------------------------------------------------------------------------------

Net income attributed to common shares                $  20,440              17,555
-----------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares                $  15,306              11,839
-----------------------------------------------------------------------------------


Net income per common shares                          $     .40                 .31
-----------------------------------------------------------------------------------


Average common shares outstanding                        38,189              38,057
-----------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common shares                $   5,088               3,761
-----------------------------------------------------------------------------------


Net income per common shares                          $     .26                 .20
-----------------------------------------------------------------------------------


Average common shares outstanding                        19,406              19,040
-----------------------------------------------------------------------------------


Pittston Minerals Group:
Net income attributed to common shares                $      46               1,955
-----------------------------------------------------------------------------------


Net income per common shares                          $     .01                 .25
-----------------------------------------------------------------------------------


Average common shares outstanding                         8,002               7,822
-----------------------------------------------------------------------------------


See accompanying notes.






                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS




                                                                March 31         December 31
(In thousands)                                                      1997                1996
--------------------------------------------------------------------------------------------

(Unaudited)
Assets

Current assets:
Cash and cash equivalents                                     $   50,827              41,217
Accounts receivable, net of estimated
amounts uncollectible                                            485,471             456,135
Inventories and other current assets                             138,196             121,338
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

Total current assets                                             674,494             618,690

Property, plant and equipment, at cost, net of
accumulated depreciation, depletion and amortization             575,497             540,851
Intangibles, net of amortization                                 309,388             317,062
Other assets                                                     339,701             336,276
--------------------------------------------------------------------------------------------


Total assets                                                  $1,899,080           1,812,879
--------------------------------------------------------------------------------------------


Liabilities and Shareholders' Equity

Current liabilities                                           $  568,903             568,967
Long-term debt, less current maturities                          234,711             158,837
Postretirement benefits other than claims                        227,586             226,697
Workers' compensation and other claims                           114,636             116,893
Other liabilities                                                135,276             134,778
--------------------------------------------------------------------------------------------

Total liabilities                                              1,281,112           1,206,172

Shareholders' equity                                             617,968             606,707
--------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                    $1,899,080           1,812,879
--------------------------------------------------------------------------------------------


See accompanying notes.






                      The Pittston Company and Subsidiaries
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                                              Quarter Ended March 31
(In thousands)                                                                              1997                1996
 -------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                                             $  21,341              18,620
Adjustments to reconcile net income to net
cash provided by operating activities:
Noncash charges and other write-offs                                                          --              29,948
Depreciation, depletion and amortization                                                  30,139              27,051
Provision for aircraft heavy maintenance                                                   8,186               7,718
Provision for deferred income taxes                                                        2,328               4,470
Other, net                                                                                 5,309               1,700
Changes in operating assets and liabilities net of effects of acquisitions and dispositions:
Increase in receivables                                                                  (14,285)             (3,169)
Increase in inventories and other current assets                                         (17,107)            (11,210)
Decrease in current liabilities                                                           (4,083)            (19,309)
Other, net                                                                                (8,033)            (37,869)
 -------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                 23,795              17,950
 -------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                               (40,032)            (31,877)
Proceeds from disposal of property, plant and equipment                                    3,940               4,709
Aircraft heavy maintenance                                                                (9,473)             (4,131)
Acquisitions and related contingent payments, net of
cash acquired                                                                            (54,094)               (746)
Other, net                                                                                13,901               3,565
 -------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                                    (85,758)            (28,480)
 -------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                                        100,885              11,981
Reductions of debt                                                                       (20,051)            (10,006)
Share and other equity activity                                                           (9,261)             (5,639)
 -------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                                          71,573              (3,664)
 -------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents                                       9,610             (14,194)
Cash and cash equivalents at beginning of period                                          41,217              52,823
 -------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                             $  50,827              38,629
 -------------------------------------------------------------------------------------------------------------------


See accompanying notes.







                      The Pittston Company and Subsidiaries
                             Pittston Brink's Group
                         NOTES TO FINANCIAL INFORMATION




(1) The Company has three classes of common stock: Pittston Brink's Group Common Stock, Pittston Burlington Group Common Stock and Pittston Minerals Group Common Stock, which were designated to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

         The financial information for the Brink's Group includes the results of the Company's Brink's, Incorporated and Brink's Home Security, Inc. businesses. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Brink's Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the
         "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries were a signatory.

         In March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in 1996 and was funded from cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan.

         As a result of the settlement of the Evergreen Case at an amount lower than previously accrued, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements.

(3) In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review assets for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121, resulted in a pretax charge to earnings in the first quarter of 1996 for the Company and the Minerals Group of $29.9 million ($19.5 million after-tax), of which $26.3 million was included in cost of sales and $3.6 million was included in selling, general and administrative expenses. SFAS No. 121 had no impact on the Brink's Group or the Burlington Group.

(4) As of January 1, 1997, BHS adjusted its annual depreciation rate for capitalized subscribers' installation costs to more accurately match depreciation expense with revenue generated from demonstrated customer experience. This change in accounting estimate reduced depreciation expense for capitalized installation costs in the first quarter of 1997 by $2.1 million.

(5) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(6) Financial information for the Minerals Group, which includes the results of the Company's Coal and Mineral Ventures operations, and the Burlington Group which includes the results of the Company's Burlington Air Express Inc. business, is available upon request.